                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Ascend Communications, Inc., on Form S-3 of our report dated January 22, 1997, except for note M as to which the date is March 30, 1997, on our audits of the consolidated financial statements, our report dated January 22, 1997, except for Note M as to which the date is January 28, 1997, on our audits of the consolidated financial statements and our report dated January 22, 1997 on our audits of the consolidated financial statement schedule of Cascade Communications Corp. as of December 31, 1996 and 1995, and for the three years ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ COOPERS & LYBRAND L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 4, 1997